UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 20, 2016

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)		22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01              Changes in Registrant’s Certifying Accountant

On January 20, 2016, Cardinal Financial Corporation (the “Company”) engaged Yount, Hyde & Barbour, P.C. (“YHB”) as its principal accountants for the fiscal year ending December 31, 2016 and will dismiss KPMG LLP, which is currently serving as the Company’s independent auditors, upon the completion of their audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015, and the issuance of their reports thereon.  The decision to change accountants was approved by the Company’s Audit Committee.

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was a material weakness over the Company’s process to record new or modified loans into the loan sub-ledger system.

During the fiscal years ended December 31, 2014 and 2015 and the subsequent interim period through January 20, 2016, there were no: (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) “reportable events” as described in Item 304 (a)(1)(v) of Regulation S-K, except that (a) KPMG LLP advised the Company of the material weakness over the Company’s process to record new or modified loans in to the sub-ledger system and (b) during the fourth quarter of 2014, management identified and remediated a material weakness in internal control over financial reporting relating to the precision of management review controls and documentation supporting the qualitative factors considered by management in the allowance for loan losses estimation process.

A letter from KPMG LLP is filed as Exhibit 16.1 and incorporated in this Item 4.01 by reference.

During the fiscal years ended December 31, 2014 and 2015 and in the interim period from January 1, 2016 through January 20, 2016, neither the Company nor anyone on its behalf consulted YHB regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that YHB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. During the fiscal years ended December 31, 2014 and 2015 and in the interim period from January 1, 2016 through January 20, 2016, neither the Company nor anyone on its behalf consulted YHB regarding any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: January 26, 2016	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated January 26, 2016